EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                         VALLEY FORGE SCIENTIFIC REPORTS

                FISCAL 2004 AND FOURTH QUARTER OPERATING RESULTS

OAKS, Pa., December 22, 2004 -- Valley Forge Scientific Corp. (NASDAQ: VLFG;
BSE: VLF), a leading developer of bipolar electrosurgical systems, today announced operating results for fiscal 2004 and fourth quarter ended September 30, 2004.

     Sales for the 2004 fiscal year of $4,756,439 were 6% greater than sales of $4,474,308 for the 2003 fiscal year. Net income for fiscal 2004 was $111,420, or $0.01 per basic and diluted share, as compared to net income of $108,925, or $0.01 per basic and diluted share, for fiscal 2003.

     Sales for the fourth quarter of fiscal 2004 of $1,149,810 were 6% greater than sales of $1,083,358 for the fourth quarter of fiscal 2003. Net loss for the quarter was $34,144, or $0.00 per basic and diluted share, as compared to net income of $1,840, or $0.00 per basic and diluted share, for the fourth quarter of fiscal 2003.

     While sales volume of neurosurgical products decreased slightly in fiscal 2004, sales of dental products increased and a contribution from sales to Stryker Corporation for demonstration units further contributed to sales volume. As announced on October 25, 2004, Valley Forge Scientific entered into a five year supply and distribution agreement with Stryker Corporation regarding the lesion generator for the percutaneous treatment of pain.

     For the 2004 fiscal year, sales to Codman & Shurtleff, Inc. accounted for $4,099,000, or 86% of sales, as compared to $4,231,000, or 95% of sales, for fiscal 2003. Included in sales to Codman & Shurtleff, Inc. for fiscal 2004 is a one-time payment of $57,920 in the second quarter of fiscal 2004 that Codman & Shurtleff, Inc. made to satisfy its minimum purchase obligation under the first three month extension of an existing distribution agreement.

     For the 2004 fiscal year, sales of dental products increased to approximately $422,000, or 9% of sales, from approximately $185,000, or 4% of sales, in fiscal 2003. Sales of dental products of $35,250 in the fourth quarter of fiscal 2004, however, decreased as compared to sales in the third quarter of fiscal 2004 as more resources were directed towards the completion of a new lesion generator for the percutaneous treatment of pain and the distribution arrangement with Stryker Corporation for that product. For fiscal 2005, product modifications and other strategies for dental products are being considered.

     Sales for the fiscal 2004 year and fourth quarter of fiscal 2004 also reflect sales to Stryker Corporation, which include sales of demonstration units of the lesion generator for the percutaneous treatment of pain, in the amounts of $189,160 and $52,500, respectively, as compared to no sales in fiscal 2003.

     For fiscal 2004, gross margin was 51% of sales, as compared to 49% of sales for fiscal 2003. The difference in gross margin is primarily attributable to an increase in sales.

     Selling, general and administrative expenses for fiscal 2004 were $1,713,325, or 36% of sales, as compared to $1,523,751, or 34% of sales, for fiscal 2003. This increase reflects increased expenses incurred in connection with implementing the sales and marketing plan, commenced in fiscal 2003, for dental products and increased transactional legal fees incurred during the fourth quarter of fiscal 2004.

     Research and development expenses were $508,287, or 11% of sales, for fiscal 2004 as compared to $489,930, or 11% of sales, for fiscal 2003. The increase was primarily related to the continued development of a new multifunction bipolar electrosurgical generator and instrumentation and the completion of the lesion generator for use in the percutaneous treatment of pain.

     As previously announced, in conjunction with planning for fiscal 2005 and beyond, Valley Forge Scientific entered into a new agreement with Codman & Shurtleff on October 15, 2004 for the sale of existing products in the fields of neurocranial and neurospinal surgery, which extends the business relationship through December 31, 2005. Under the agreement, Codman continues to be the exclusive worldwide distributor of Valley Forge Scientific's existing products through March 31, 2005 and the nonexclusive distributor until December 31, 2005, as those terms may be extended by mutual agreement of the parties. Valley Forge Scientific also entered into an option agreement with Dr. Leonard I. Malis, which provides the right to acquire his Malis(R) trademark over a period of up to five years. Valley Forge Scientific is also in process of negotiating a lease for new office space to consolidate operations into a single location.

     "In fiscal 2005 and beyond, we plan to expand the market for our products with our new multifunctional bipolar electrosurgical generator and single-use hand switching bipolar instruments, new products based on our proprietary lesion generator technology and other products and product refinements. We feel the new agreements we have entered into and other strategies and alliances we are pursuing will propel our Company to greater heights in fiscal 2005 and beyond," said Jerry Malis, President and CEO of Valley Forge Scientific Corp.

     Management of Valley Forge Scientific will discuss fiscal fourth quarter, and fiscal year ending September 30, 2004 financial results on Wednesday, December 22, 2004 in a conference call scheduled for 10:30 a.m. ET. Those who wish to participate in the conference call may do so by calling (877) 356-9134 approximately 10 minutes prior to the start time and providing confirmation code 2818955 to the conference operator. For callers outside the United States, the number is (706) 643-3775. An audiotape replay will be available by telephone at
(800) 642-1687, confirmation code 2818955, approximately two hours following the conclusion of the call through January 4, 2005. International callers can access this replay at (706) 645-9291.

     Valley Forge Scientific has established itself as a leading developer and manufacturer of bipolar electrosurgical systems and related instrumentation. Based on its DualWave(TM) technology, these systems provide surgeons with the ability to safely cut and coagulate tissue in the most critical areas of the brain and spinal cord. Based on technology developed in conjunction with Leonard

I. Malis, MD, Professor and Chairman Emeritus of the Mount Sinai School of Medicine Department of Neurosurgery, our bipolar electrosurgery systems are considered to be the gold standard worldwide for use in the central nervous system. For more information on DualWave(TM) technology, our bipolar electrosurgery systems, or other Valley Forge Scientific products, please visit our Web site at http://www.vlfg.com.

VALLEY FORGE SCIENTIFIC CORP.

         Financial Highlights

                                               For the Fiscal                 For the Three
                                               --------------                 -------------
                                                 Year Ended                    Months Ended
                                                 ----------                    ------------
                                                 (Audited)                     (Unaudited)

------------------------------------------------------------------------------------------------
                                          9/30/04        9/30/03        9/30/04        9/30/03
                                          -------        -------        -------        -------
------------------------------------------------------------------------------------------------
Net sales                              $  4,756,439   $  4,474,308   $  1,149,810   $  1,083,358
------------------------------------------------------------------------------------------------
Gross profit                           $  2,440,135   $  2,209,406   $    522,742   $    473,569
------------------------------------------------------------------------------------------------

Selling, general and
administrative expenses                $  1,713,325   $  1,523,751   $    427,081   $    328,769
------------------------------------------------------------------------------------------------
Research and development
expenses                               $    508,287   $    489,930   $    152,625      <$128,910>
------------------------------------------------------------------------------------------------
Operating income (loss)                $    178,054   $    155,426       <$67,137>  $      5,816
------------------------------------------------------------------------------------------------
Provision for income taxes             $     89,664   $     57,953       <$26,869>       <$7,188>
------------------------------------------------------------------------------------------------
Net income                             $    111,420   $    108,925       <$34,144>  $      1,840
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Basic income per share                 $       0.01   $       0.01   $       0.00   $       0.00
------------------------------------------------------------------------------------------------
Diluted income per share               $       0.01   $       0.01   $       0.00   $       0.00
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Common shares outstanding:
------------------------------------------------------------------------------------------------
Basic                                     7,913,712      7,960,676      7,913,712      7,913,712
------------------------------------------------------------------------------------------------
Diluted                                   7,976,833      7,986,448      7,970,238      7,945,075
------------------------------------------------------------------------------------------------

Sales Highlights
Unaudited

The table below sets forth total sales and sales by medical field of Valley Forge Scientific's "Generators, Irrigators and Other Products" and "Disposable Products" for the fiscal year ended September 30, 2004, as compared to the fiscal year ended September 30, 2003. Sales of "Generators, Irrigators and Other Products" in "Other fields" represent sales to Stryker Corporation, and sales of "Disposable Products" in "Other fields" represent sales to Boston Scientific Corporation and direct sales to hospitals.

                                                           For the Fiscal
                                                           --------------
                                                             Year Ended
                                                             ----------

   ---------------------------------------------------------------------------
                                                        9/30/04      9/30/03
                                                        -------      -------
   ---------------------------------------------------------------------------
   Generators, Irrigators
   ----------------------
   and Other Products
   ------------------
   ---------------------------------------------------------------------------
         Neurosurgery field                            $2,115,536   $2,092,830
   ---------------------------------------------------------------------------
         Dental field                                  $  366,795   $  168,338
   ---------------------------------------------------------------------------
         Other fields                                  $  187,750           --
                                                       ----------   ----------
   ---------------------------------------------------------------------------
   Total of all fields:                                $2,670,081   $2,261,168
   ---------------------------------------------------------------------------
   Disposable Products
   -------------------
   ---------------------------------------------------------------------------
         Neurosurgery field                            $1,754,276   $1,894,743
   ---------------------------------------------------------------------------
         Dental field                                  $   68,810   $   16,160
   ---------------------------------------------------------------------------
         Other fields                                  $   31,929   $   23,505
                                                       ----------   ----------
   ---------------------------------------------------------------------------
   Total of all fields:                                $1,855,015   $1,934,408
   ---------------------------------------------------------------------------

Forward-Looking Statements

Statements in this press release regarding our expectations for our products or products we are developing, introduction of products into the marketplace, acceptance of our products in the marketplace, new products and alliances, and any other statements in this press release that refer to Valley Forge Scientific's estimated or anticipated future results are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. All forward-looking statements in this press release reflect Valley Forge Scientific's current analysis of existing trends and information and represent Valley Forge Scientific's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Valley Forge Scientific's business, including but not limited to competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; the market penetration by third parties who distribute and sell Valley Forge Scientific's products; Valley Forge Scientific's ability to maintain a sufficient supply of products; product liability claims; and the uncertainties associated with intellectual property protection for these products. In addition, matters generally affecting the domestic and global economy can affect Valley Forge Scientific's results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge Scientific disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in Valley Forge Scientific's public periodic filings with the Securities and Exchange Commission, including Valley Forge Scientific's Form 10-K for the year ended September 30, 2004.